POWER OF ATTORNEY


Know all persons by these present that the undersigned hereby constitutes and appoints each of Rhonda S. Ferguson, Daniel M. Dunlap, Jacqueline S. Cooper and Edward J. Udovich, signing singly, the undersigned's true and lawful attorney in fact to:

(1)  execute for and on behalf of the
undersigned, in the undersigned's capacity as an officer and/or employee of FirstEnergy Corp.
and/or any of its subsidiaries and affiliates
(referred to as the ?Company?), as applicable, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended
(?Section 16?) and Form 144 (?Form 144?) pursuant to
Rule 144 under the Securities Act of 1933 (?Rule 144?)
and the rules thereunder;

(2)  do and perform any and all acts for
and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Forms 3, 4, 5 or 144 and file such form with the United States Securities and Exchange
Commission and any stock exchange or similar authority;
and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by the undersigned; it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's reasonable discretion.

The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 or Rule 144.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.
Additionally, this Power of Attorney revokes any and all previous Power of Attorney forms for this same purpose which was entered into by the undersigned.

This Power of Attorney shall be governed by and construed in accordance with the law of the State of Ohio, regardless of the law that might be applied under principles of conflict of laws.




The undersigned has caused this Power of Attorney to be executed as of this 17th day of May, 2011.



/s/Catherine A. Rein______________
Catherine A. Rein





State of Ohio	)
		)  ss:
County of Summit)


The foregoing Power of Attorney was acknowledged before me this _____ day of May 2011, by Catherine A. Rein.



____________________________________
        Susie M. Hoisten, Notary Public
          Residence ? Summit County
         State Wide Jurisdiction, Ohio
My Commission Expires December 9, 2011